                        [GRALEE CAPITAL CORP. LETTERHEAD]



                                 April 9, 1998



VIA HAND DELIVERY AND CERTIFIED MAIL,
RETURN REQUEST NO. P-912-875-119

Toreador Royalty Corporation
530 Preston Commons West
8117 Preston Road
Dallas, Texas 75225
Attention:  Corporate Secretary

         Re:     Demand for Stock List and Books and Records

Dear Sirs:

         Pursuant to Section 220 of the Delaware General Corporation Law, the undersigned hereby demands the right after five business days from the date hereof, during the usual hours of business, to inspect the following items contained in the books and records of Toreador Royalty Corporation (the "Company"), and to make copies or extracts therefrom:

         1. A complete record or list of stockholders of the Company, certified by its transfer agent, and a computer disk in a specified word processing format containing the same list, in each case showing the name and address (including the zip code) of each stockholder and the number of shares of stock registered in the name of each stockholder, as of a recent date and, to the extent now or subsequently available, as of the record date for the Company's next annual meeting of stockholders (the "Annual Meeting").

         2. All transfer sheets in the possession of the Company or its transfer agent showing changes in the list of stockholders of the Company referred to above since the date of that list and all participant listings of any depositary or nominee since the date of that list.

         3. All information in the Company's possession or control or which can reasonably be obtained from any central certificate depository system, as of the date of the list referred to above, concerning the number and identity of the actual beneficial owners of the Company common stock, including a breakdown of any holdings in the name of Cede & Co. and other similar nominees, including depositories, banks and brokers.

         4. All omnibus proxies signed by depositaries and nominees relating to shares of common stock to be voted.

         5. All engagement letters or other agreements or arrangements entered into by the Company with any investment banker, investment banking firm or any other individual or entity performing similar functions during the last three years, including without limitation Dain Rauscher Corporation, including a description of the services to be performed.

         6. A copy of any materials prepared in connection with the engagement or advice contemplated by number 5 above, including any bidding rules or any other instructions or guidelines with respect thereto.

         7. A copy of any schedule of events or tasks prepared in connection with the engagement or advice contemplated by number 5 above.

         8. Minutes of the meetings of the Company's Board of Directors or any committee of the Board of Directors (or any reports in lieu of minutes) for the last three years.

         9. Minutes of all meetings of stockholders for the last three years.

         10. All evidence of communications (including letters, reports, proposals or other documents) received by the Company, management or its Board of Directors or members thereof, from the Company's stockholders within the last three years.

         11. All documents, reports or proposals (including reports prepared for submission to the Board of Directors by any investment banker, investment banking firms or any other individual or entity performing similar functions) relating to any proposed or contemplated (i) equity investment in the Company, (ii) acquisition of the Company or any assets thereof, (iii) financing arrangements for the Company, and (iv) disposition or liquidation of the Company, including a list of all persons involved, directly or indirectly, in such transactions for the last three years.

         12. A list of the Company's executive officers and directors for each of the last three years, together with a schedule of all direct and indirect compensation or other benefits and prerequisites, including car allowances, club memberships and reimbursements paid to or on behalf of such persons.

         13. All employment or similar contracts between any of the persons specified in number 12 above for the periods indicated.

         14. All documents or agreements to which the Company is a party that may contain provisions regarding a change of control of the Company or accelerated payments in the event of a change of control of the Company.

         15. Any reports, opinions or appraisals of any of the Company's assets or business or any segment thereof prepared internally or externally during the last three years.

         16. Any documents prepared during the last three years containing or describing any of the Company's long or short term business plans.

         17. All documents, reports or proposals prepared during the last three years containing or describing any of the Company's reasons or rationales for the sale of the Company.

         18. Any proposals or inquiries (whether formal or informal) received by the Company or any member of the Board of Directors with respect to the equity investment in the Company or purchase of any of its businesses or assets during the last three years.

         19. Any document setting forth the terms or describing any transaction, or series of similar transactions, during the last three years, or any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is a party, in which the amount involved exceeds $5,000 and in which any director or officer of the Company had, or will have, a direct or indirect interest.

         20.     Copies of all stock option plans of the Company.

         21.     Copies of all director and officer insurance policies.

         22. A copy of the Certificate of Incorporation, as amended, of the Company.

         23. A complete copy of the bylaws of the Company, including all amendments thereto.

         The undersigned further requests the Company to furnish the following information:

         1. The record date of the next Annual Meeting of the stockholders;

         2 The date of the next Annual Meeting of the stockholders, and the dates of any anticipated or scheduled special meeting of the stockholders;

         3 The number of directors to be elected at the next Annual Meeting, and the names and addresses of any nominees or proposed nominees for these directorships; and

         4.      A list of all other matters to be acted on at the next Annual
                 Meeting.

         The undersigned will bear the reasonable costs incurred in connection with the inspection and with the production of the requested information.

         The undersigned affirms under penalty of perjury that the purpose of this demand for the information is to permit the undersigned to communicate with other stockholders of the Company on matters relating to their interest as stockholders, including possibly soliciting proxies from the stockholders to be voted at the Company's next Annual Meeting for the election of directors to be nominated by the undersigned and for all other proposals presented at such meeting.

         To the extent any of the information to be rendered to the undersigned may be defined confidential, the undersigned would request that such information be designated as such.

         The undersigned hereby authorizes Haynes and Boone, LLP, its partners and employees, and any other persons to be designated by them or by the undersigned, acting singly or in combination, to conduct, as the undersigned's agents, the inspection and copying herein requested.

         Unless the undersigned is otherwise notified in writing, at 9 a.m. on April 16, 1998, the undersigned will visit the Company's principal office in Dallas, Texas during the usual hours of business to inspect the stock list, books and records requested in this demand. If, within five business days after the date hereof, the Company has not responded to this demand in a manner satisfactory to the undersigned or made such information available in accordance with the preceding sentence, the undersigned will conclude that this demand has been refused, and other proper steps will be taken to exercise the right to conduct the requested inspection and to obtain the requested information.

         Please acknowledge receipt of this letter by signing the enclosed copy of this letter in the place indicated below and returning it to the person delivering this letter.

                               Very truly yours,

                               LEE GLOBAL ENERGY FUND, L.P.

                               By: Gralee Partners, L.P., its general partner
                                   By: Gralee Capital Corp., its general partner

                                   By:  /s/ G. THOMAS GRAVES, III
                                      ------------------------------------------
                                   Name: G. Thomas Graves, III
                                   Title: President

Receipt of a signed and notarized letter is hereby acknowledged on behalf of Toreador Royalty Corporation.

By:
   --------------------------------------
Title:
      -----------------------------------
Date:
     ------------------------------------